UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: May 1, 2009

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Indus. Classification Code Number)	(I.R.S. Employer Identification No)

4400 Northpoint Parkway

Alpharetta, GA 30022

(687) 867-6000

(Address and telephone number of principal executive offices)

Randal A. McCoy

Pipeline Data Inc.

4400 Northpoint Parkway

Alpharetta, GA 30022

(687) 867-6000

With copy to:

Sheila G. Corvino, Esq.

Pipeline Data Inc.

4400 Northpoint Parkway

Alpharetta, GA 30022

Fax: 802-867-2468

(Name, address and telephone number of agent for service)

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(617) 405-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION

On April 30, 2009, we executed the final deliverable in connection with the acquisition of PayPassage, Inc. an e-commerce and retail merchant credit card processing provider. Along with our wholly-owned subsidiary, PayPassage Acquisition, Inc., we entered into a Merger Agreement with PayPassage, Inc. and its shareholders on April 1, 2009. The purchase price for PayPassage was $2,477,011.38 in cash (the “Purchase Price”). We funded the Purchase Price on April 3, 2009. On April 30, 2009, we executed an Assignment and Assumption Agreement as required by the Merger Agreement. In the event certain milestones are reached within an agreed upon time period, we may pay the former PayPassage shareholders up to an additional $1,238,505.69 in cash.

The information in this Form 8-K is being furnished pursuant to Item 2.01 "Completion of Acquisition" shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement and Plan of Merger dated as of April 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	May 1, 2009	By:	/s/ Randal A. McCoy
		Name:	Randal A. McCoy
		Title:	Chief Executive Officer

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